UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed by Independence Bancshares, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2016 (the “Initial Report”). The sole purpose for filing this Amendment No. 1 is to disclose the results of the shareholder vote to ratify the compensation of our named executive officers (“say-on-pay”) which was erroneously omitted from the Initial Report. No other changes have been made to the Initial Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of the Company was held on November 16, 2016, at the office of Nelson Mullins Riley & Scarborough LLP, 104 South Main Street, Suite 900, Greenville, South Carolina. The shareholders of the Company voted to ratify the compensation of our named executive officers. The voting results for the “say-on-pay” proposal voted on the Annual Meeting are as follows:

For	Against	Abstain
16,554,923	330,155	66,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated:	November 21, 2016	By:	/s/ Martha L. Long
Name: Martha L. Long
Title: Chief Financial Officer